Exhibit 99.1

NeoGenomics Reports Second Quarter 2026 Results
Total revenue increased 11% YoY to $202 million
Clinical services revenue grew 14%, with NGS revenue growth of 26%
Company raises full-year 2026 revenue and adjusted EBITDA guidance
Fort Myers, Florida (July 28, 2026) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced its second-quarter results for the period ended June 30, 2026.

Financial Highlights

For the three-month period ended June 30, 2026, as compared to the same period in 2025:

•Increased total revenue by 11% to $202 million

•Increased clinical revenue by 14% to $187 million driven by robust NGS growth of 26%

•Recorded GAAP net income of $2 million, including a gain on extinguishment of debt of $11 million

•Delivered adjusted EBITDA(1) of $14 million, an increase of 36%

•Generated $20 million from cash from operations to end the quarter with $146 million of cash, cash equivalents, and short-term investments

Business Highlights

•Sharpened commercial strategy and go-to-market execution by launching a dedicated pathology and oncology commercial team

•Submitted new RaDaR ST evidence to MolDx supporting Medicare reimbursement for a new indication. This marks the third RaDaR ST submission to MolDx pending approval

•Strengthened capital structure through the completion of a $316 million private offering of 0.75% convertible senior notes due 2032

•Finalized a civil settlement with the Department of Justice resolving a self-disclosed matter and investigation concerning consulting services provided by the Company

“Our second quarter results reflect the consistent operating and financial performance investors expect from this team,” said Tony Zook, Chief Executive Officer of NeoGenomics. “Revenue growth of 11% year-over-year exceeded our outlook, with NGS revenue growth of 26% reflecting a continued mix shift to more advanced testing modalities. This revenue growth is being coupled with our focus on disciplined margin expansion, as evidenced by adjusted EBITDA increasing by 36%. Looking ahead, I remain confident that we are well positioned to deliver long-term profitable growth, while investing in our business and expanding our suite of on-market testing solutions for patients and providers.”
Second-Quarter Results
Consolidated revenue for the second quarter of 2026 was $202 million, an increase of 11% over the same period in 2025. Clinical volume increased by 2%, while average revenue per clinical test increased by 12% to $515.
Consolidated gross profit for the second quarter of 2026 was $92 million, an increase of 19% compared to the second quarter of 2025. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based
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compensation expense, was 46%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 48%, an increase of 260 bps versus the same period in 2025.
Operating expenses for the second quarter of 2026 were $102 million, a decrease of $23 million, or 19%, compared to the second quarter of 2025. The decrease in operating expenses was primarily due to $20 million of impairment charges taken in the second quarter of 2025.
Net income for the quarter was $2 million compared to net loss of $45 million for the second quarter of 2025. Net income for the quarter includes a gain on extinguishment of debt of $11 million.
Adjusted EBITDA(1) for the second quarter of 2026 increased by 36% to $14 million, compared to $11 million in the second quarter of 2025. Adjusted Net Income(1) was $7 million compared to Adjusted Net Income(1) of $4 million in the second quarter of 2025.
Cash and cash equivalents totaled $146 million at quarter end. This reflects the net effects from the completion of the company’s $316 million private offering of 0.75% convertible senior notes due 2032. As part of the transaction, the Company repurchased approximately $276 million aggregate principal amount of the Company’s existing 0.25% convertible senior notes due 2028 and entry into capped call transactions intended to reduce potential dilution upon conversion. Company also repurchased shares of its common stock for an aggregate purchase price of $25 million.
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this press release entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
2026 Financial Guidance
The Company is revising its full-year 2026 guidance, as shown below (in millions).

	FY 2025	Previous FY 2026 Guidance		Updated FY 2026 Guidance		YOY % Change from FY 2025
(in millions)	Actual	Low	High	Low	High	Low	High
Consolidated revenue	$727	$797	$803	$802	$806	10%	11%
Net loss	$(108)	$(63)	$(50)	$(42)	$(34)	61%	69%
Adjusted EBITDA	$43	$55	$57	$56	$58	29%	34%
Conference Call
The Company has scheduled a webcast and conference call to discuss its second quarter 2026 results on Tuesday, July 28, 2026 at 4:30 p.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 968605. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
We routinely post information that may be important to investors on our website at https://www.neogenomics.com. Information on, or accessible through, our website is not incorporated by reference into, and is not a part of, this release or any other report or document that we may file with the Securities and Exchange Commission (“SEC”).

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Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “enable,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements include statements regarding the Company’s strategy, planned future operations and related expectations with respect to timing and performance, capital structure and future financial position, future operating and financial performance, growth potential and expected growth drivers, projected costs and capital expenditures, prospects and plans, and estimates of market size and position, as well as statements regarding the objectives of management. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to execute on its strategic priorities, to enter new markets and increase market share in both current and new markets, to continue gaining new customers, develop and commercialize new types of tests, manage the effects of seasonality, execute on its long-range strategic priorities and otherwise implement its business plans, as well as the potential impact of evolving regulatory requirements related to laboratory developed tests, the impact of tariffs and trade policy uncertainty on the Company's supply chain and costs, and any potential reimbursement changes by the government and commercial payors, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and filed with the SEC on February 17, 2026, as well as subsequently filed Quarterly Reports on Form 10-Q and the Company's other filings with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
InvestorRelations@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2026 (unaudited)	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$145,539	$159,618
Accounts receivable, net	175,405	159,242
Inventories	27,137	28,566
Prepaid assets	23,590	21,443
Other current assets	9,807	7,417
Total current assets	381,478	376,286
Property and equipment, net	80,938	84,834
Operating lease right-of-use assets	78,606	78,444
Financing lease right-of-use assets	6,653	54
Intangible assets, net	271,262	286,528
Goodwill	523,995	524,344
Other assets	9,311	9,340
Total non-current assets	970,765	983,544
Total assets	$1,352,243	$1,359,830

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$100,457	$83,496
Current portion of operating lease liabilities	3,722	4,776
Current portion of finance lease liabilities	1,704	28
Total current liabilities	105,883	88,300
Long-term liabilities
Operating lease liabilities	64,671	62,822
Finance lease liabilities	4,030	27
Convertible senior notes, net	374,241	341,858
Deferred income tax liabilities, net	16,824	18,219
Other long-term liabilities	862	12,042
Total long-term liabilities	460,628	434,968
Total liabilities	$566,511	$523,268
Stockholders’ equity
Total stockholders' equity	$785,732	$836,562
Total liabilities and stockholders’ equity	$1,352,243	$1,359,830

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET REVENUE	$201,656	$181,330	$388,328	$349,365

COST OF REVENUE	109,778	104,072	215,586	198,861

GROSS PROFIT	91,878	77,258	172,742	150,504
Operating expenses:
General and administrative	63,613	71,747	129,354	139,954
Research and development	10,761	9,023	20,295	19,204
Sales and marketing	27,275	24,075	51,105	46,758
Impairment charges	—	20,041	—	20,041
Total operating expenses	101,649	124,886	200,754	225,957
LOSS FROM OPERATIONS	(9,771)	(47,628)	(28,012)	(75,453)
Interest income	1,214	2,263	2,487	5,984
Interest expense	(781)	(933)	(1,379)	(2,551)
Other (expense) income, net	(17)	482	(29)	547
Gain on extinguishment of debt	11,181	—	11,181	—
Income (loss) before taxes	1,826	(45,816)	(15,752)	(71,473)
Income tax benefit	412	724	884	458
NET INCOME (LOSS)	$2,238	$(45,092)	$(14,868)	$(71,015)

NET INCOME (LOSS) PER SHARE
Basic	$0.02	$(0.35)	$(0.11)	$(0.56)
Diluted	$0.02	$(0.35)	$(0.11)	$(0.56)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	129,628	127,949	129,398	127,664
Diluted	130,831	127,949	129,398	127,664

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,868)	$(71,015)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	17,356	18,506
Amortization of intangibles	15,267	16,486
Stock-based compensation	17,852	22,968
Non-cash operating lease expense	3,226	3,346
Non-cash finance lease amortization	322	7
Amortization of debt issue costs	20	69
Amortization of convertible debt discount	753	1,164
Gain on debt extinguishment	(11,181)	—
Impairment charges	—	20,041
Other adjustments	(15)	(340)
Changes in assets and liabilities, net	(16,910)	(16,229)
Net cash provided by (used in) operating activities	11,822	(4,997)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of marketable securities	—	11,060
Purchases of property and equipment	(13,219)	(10,823)
Business acquisition, net of cash acquired	—	(5,991)
Purchase of convertible note	(100)	—
Net cash used in investing activities	(13,319)	(5,754)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible debt, net of discount	305,434	—
Repayment of convertible debt	(262,890)	(201,250)
Premiums paid for capped call confirmations	(28,747)	—
Proceeds received from capped call terminations	77	—
Repurchases of common stock	(25,000)	—
Repayment of financing leases	(1,313)	(7)
Proceeds from issuance of common stock under employee stock purchase plan	1,752	2,266
Proceeds from issuance of common stock upon exercise of stock options	1,273	74
Employee taxes paid related to net share settlement of restricted stock	(3,168)	(2,567)
Net cash used in financing activities	(12,582)	(201,484)
Net change in cash and cash equivalents, including cash classified within current assets held for sale	(14,079)	(212,235)
Less: net change in cash classified within current assets held for sale	—	(54)
Net change in cash and cash equivalents	(14,079)	(212,289)
Cash and cash equivalents, beginning of period	159,618	367,012
Cash and cash equivalents, end of period	$145,539	$154,723
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Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, in order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results and may exclude items that are significant to understanding and assessing the Company's financial results. Therefore, these measures should not be considered measures of liquidity or considered in isolation or as an alternative to other measures of the Company's profitability or performance under GAAP. The Company's presentation of non-GAAP financial measures is unlikely to be comparable to similarly-titled non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Financial Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) income tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) leadership transition costs, (vii) acquisition and integration related expenses, (viii) impairment charges, (ix) intellectual property (“IP”) litigation costs, (x) gain on extinguishment of debt, (xi) adjustment to contingency for regulatory matter, and (xii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization, and (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted gross profit divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) leadership transition costs, (iv) acquisition and integration related expenses, (v) impairment charges, (vi) IP litigation costs, (vii) gain on extinguishment of debt, (viii) adjustment to contingency for regulatory matter, and (ix) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

The following tables present reconciliations of the Company's non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) (GAAP)	$2,238	$(45,092)	$(14,868)	$(71,015)
Adjustments to net income (loss):
Interest income	(1,214)	(2,263)	(2,487)	(5,984)
Interest expense	781	933	1,379	2,551
Income tax benefit	(412)	(724)	(884)	(458)
Depreciation	8,577	9,140	17,357	18,506
Amortization	7,974	8,124	15,607	16,486
EBITDA (non-GAAP)	$17,944	$(29,882)	$16,104	$(39,914)
Further adjustments to EBITDA:
Leadership transition costs(1)	245	637	563	2,831
Acquisition and integration related expenses(2)	—	3,204	806	4,376
Stock-based compensation expense	8,216	12,215	17,852	22,968
Gain on extinguishment of debt	(11,181)	—	(11,181)	—
Impairment charges(3)	—	20,041	—	20,041
IP litigation costs(4)	81	4,460	165	7,443
Adjustment to contingency for regulatory matter	(1,155)	—	(1,155)	—
Other significant expenses, net(5)	317	—	317	—
Adjusted EBITDA (non-GAAP)	$14,467	$10,675	$23,471	$17,745
_________________
(1) For the three and six months ended June 30, 2026, leadership transition costs include executive retention costs. For the three months ended June 30, 2025, leadership transition costs include executive retention costs. For the six months ended June 30, 2025, leadership transition costs include executive severance costs, executive retention costs, and executive search costs.
(2) For the six months ended June 30, 2026, acquisition and integration related expenses include severance costs. There were no such costs for the three months ended June 30, 2026. For the three and six months ended June 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs.
(3) For the three and six months ended June 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and impairment of disposal groups held for sale. There were no such costs for the three and six months ended June 30, 2026.
(4) For the three and six months ended June 30, 2026 and June 30, 2025, IP litigation costs include legal fees.
(5) For the three and six months ended June 30, 2026, other significant expenses, net, include severance costs. There were no such costs for the three and six months ended June 30, 2025.
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Reconciliation of Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Consolidated:
Total revenue (GAAP)	$201,656	$181,330	11.2%	$388,328	$349,365	11.2%

Cost of revenue (GAAP)	$109,778	$104,072	5.5%	$215,586	$198,861	8.4%
Adjustments to cost of revenue(1)	(5,021)	(5,114)		(9,972)	(10,439)
Adjusted cost of revenue (non-GAAP)	$104,757	$98,958	5.9%	$205,614	$188,422	9.1%

Gross profit (GAAP)	$91,878	$77,258	18.9%	$172,742	$150,504	14.8%
Adjusted gross profit (non-GAAP )	$96,899	$82,372	17.6%	$182,714	$160,943	13.5%

Gross profit margin (GAAP)	45.6%	42.6%		44.5%	43.1%
Adjusted gross profit margin (non-GAAP)	48.1%	45.4%		47.1%	46.1%
_________________
(1) Cost of revenue adjustments for the three months ended June 30, 2026, include $4.6 million of amortization of acquired intangible assets and $0.4 million of stock-based compensation. Cost of revenue adjustments for the six months ended June 30, 2026, include $9.2 million of amortization of acquired intangible assets and $0.7 million of stock-based compensation. Cost of revenue adjustments for the three months ended June 30, 2025, include $4.8 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Cost of revenue adjustments for the six months ended June 30, 2025, include $9.7 million of amortization of acquired intangible assets and $0.7 million of stock-based compensation.

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Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) (GAAP)	$2,238	$(45,092)	$(14,868)	$(71,015)
Adjustments to net income (loss) net of tax:
Amortization	7,974	8,124	15,607	16,486
Leadership transition costs(1)	245	637	563	2,831
Acquisition and integration related expenses(2)	—	3,204	806	4,376
Stock-based compensation expense	8,216	12,215	17,852	22,968
Gain on extinguishment of debt	(11,181)	—	(11,181)	—
Impairment charges(3)	—	20,041	—	20,041
IP litigation costs(4)	81	4,460	165	7,443
Adjustment to contingency for regulatory matter	(1,155)	—	(1,155)	—
Other significant expenses, net(5)	317	—	317	—
Adjusted net income (non-GAAP)	$6,735	$3,589	$8,106	$3,130

Net income (loss) per common share (GAAP)
Diluted EPS	$0.02	$(0.35)	$(0.11)	$(0.56)
Adjustments to diluted net income (loss) per share:
Amortization	0.06	0.06	0.12	0.13
Leadership transition costs(1)	—	—	—	0.02
Acquisition and integration related expenses(2)	—	0.03	0.01	0.03
Stock-based compensation expense	0.06	0.10	0.14	0.18
Gain on extinguishment of debt	(0.09)	—	(0.09)	—
Impairment charges(3)	—	0.16	—	0.16
IP litigation costs(4)	—	0.03	—	0.06
Adjustment to contingency for regulatory matter	(0.01)	—	(0.01)	—
Other significant expenses, net(5)	—	—	—	—
Rounding and impact of diluted shares in adjusted diluted shares(6)	0.01	—		—
Adjusted diluted EPS (non-GAAP)	$0.05	$0.03	$0.06	$0.02

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	130,831	127,949	129,398	127,664
Dilutive effect of options, restricted stock, and converted shares(7)(8)	—	—	1,396	—
Adjusted diluted shares outstanding (non-GAAP)	130,831	127,949	130,794	127,664
_______________
(1) For the three and six months ended June 30, 2026, leadership transition costs include executive retention costs. For the three months ended June 30, 2025, leadership transition costs include executive retention costs. For the six months ended June 30, 2025, leadership transition costs include executive severance costs, executive retention costs, and executive search costs.
(2) For the six months ended June 30, 2026, acquisition and integration related expenses include severance costs. There were no such costs for the three months ended June 30, 2026. For the three and six months ended June 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs.
(3) For the three and six months ended June 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and impairment of disposal groups held for sale. There were no such costs for the three and six months ended June 30, 2026.
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(4) For the three and six months ended June 30, 2026 and June 30, 2025, IP litigation costs include legal fees.
(5) For the three and six months ended June 30, 2026, other significant expenses, net, include severance costs. There were no such costs for the three and six months ended June 30, 2025.
(6) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(7) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(8) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)

GAAP net loss in 2026 will be impacted by certain charges, including: (i) amortization, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share
The following table reconciles the Company’s 2026 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2026
	Low Range	High Range
Net loss (GAAP)	$(42,000)	$(34,000)
Amortization	32,000	32,000
Stock-based compensation expenses	37,000	35,000
Other one-time expenses	(5,000)	(7,000)
Adjusted net income (non-GAAP)	22,000	26,000
Interest and taxes	(2,000)	(2,000)
Depreciation	36,000	34,000
Adjusted EBITDA (non-GAAP)	$56,000	$58,000

Net loss per diluted share (GAAP)	$(0.32)	$(0.26)
Adjustments to net loss per diluted share:
Amortization	0.25	0.25
Stock-based compensation expenses	0.28	0.27
Other one-time expenses	(0.04)	(0.05)
Rounding and impact of diluted shares in adjusted diluted shares(1)	—	(0.01)
Adjusted diluted EPS (non-GAAP)	$0.17	$0.20

Weighted average assumed shares outstanding in 2026:
Diluted shares (GAAP)	130,000	130,000
Options, restricted stock, and converted shares not included in diluted shares(2)	—	—
Adjusted diluted shares outstanding (non-GAAP)	130,000	130,000
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(1) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(2) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Supplemental Information
Clinical Tests Performed and Revenue
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Clinical(1):
Number of tests performed	363,498	356,630	1.9%	709,177	682,793	3.9%
Average revenue/test	$515	$461	11.7%	$505	$460	9.8%
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(1) Excludes tests and revenue related to non-clinical activity.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912